                                                                     EXHIBIT 4.2

      VOID AFTER 5:00 P.M., NEW YORK CITY
      TIME, ON SEPTEMBER __, 2006
      (UNLESS EXTENDED PURSUANT TO SECTION 2 HEREOF)

      THIS WARRANT AND THE SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION. THE SECURITIES REPRESENTED HEREBY MAY NOT BE OFFERED, SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER APPLICABLE SECURITIES LAWS UNLESS OFFERED, SOLD OR TRANSFERRED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS.

                                         Right to Purchase _________Shares of
                                         Common Stock, par value $.001 per share

Date: March __, 2002

                                 VIROLOGIC, INC.

                             STOCK PURCHASE WARRANT

      THIS CERTIFIES THAT, for value received, ______________, or its registered assigns, is entitled to purchase from ViroLogic, Inc., a corporation organized under the laws of the State of Delaware (the "COMPANY"), at any time or from time to time during the period specified in Section 2 hereof, _____________________________________ fully paid and nonassessable shares of the
Company's common stock, par value $.001 per share (the "COMMON STOCK"), at an exercise price per share (the "EXERCISE PRICE") equal to $2.508. The number of shares of Common Stock purchasable hereunder (the "WARRANT SHARES") and the Exercise Price are subject to adjustment as provided in Section 4 hereof. The term "WARRANTS" means this Warrant and the other warrants of the Company issued to the "Purchasers" under that certain Securities Purchase Agreement, dated as of June 29, 2001, by and among the Company and the other signatories thereto (the "SECURITIES PURCHASE AGREEMENT"), and additional warrants issued of even date herewith to Purchasers in connection with the issuance hereof.

      This Warrant is subject to the following terms, provisions and conditions:

      1. Manner of Exercise; Issuance of Certificates; Payment for Shares. Subject to the provisions hereof, including, without limitation, the limitations contained in Section 7 hereof, this Warrant may be exercised by the holder hereof, in whole or in part, by the surrender of this Warrant, together with a completed exercise agreement in the form attached hereto (the "EXERCISE AGREEMENT"), to the Company during normal business hours on any business day at the Company's principal executive offices (or such other office or agency of the Company as it may designate by notice to the holder hereof), and (i) payment to the Company in cash, by certified or official bank check or by wire transfer for the account of the Company, of the Exercise Price for the Warrant Shares specified in the Exercise Agreement or (ii) if the holder is effectuating a Cashless Exercise (as defined in Section 11(c) hereof) pursuant to Section 11(c) hereof, delivery to the Company of a written notice of an election to effect a Cashless Exercise for the Warrant Shares specified in the Exercise Agreement. The Warrant Shares so purchased shall be deemed to be issued to the holder hereof or such holder's designee, as the record owner of such shares, as of the close of business on the date on which this Warrant shall have been surrendered, the completed Exercise Agreement shall have been delivered, and payment shall have been made for such shares as set forth above or, if such date is not a business date, on the next succeeding business date. The Warrant Shares so purchased, representing the aggregate number of shares specified in the Exercise Agreement, shall (by the Company or through its transfer agent) be delivered (i.e., deposited with a nationally-recognized overnight courier service postage prepaid) to the holder hereof within a reasonable time, not exceeding two business days, after this Warrant shall have been so exercised (the "DELIVERY PERIOD"). If the Company's transfer agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer program, and so long as the certificates therefor do not bear a legend (under the same criteria set forth in the Securities Purchase Agreement for the warrants issued pursuant thereto (the "PRIOR WARRANTS")) and the holder is not obligated to return such certificate for the placement of a legend thereon (under the same criteria set forth for the Prior Warrants in the Securities Purchase Agreement), the Company shall cause its transfer agent to electronically transmit the Warrant Shares so purchased to the holder by crediting the account of the holder or its nominee with DTC through its Deposit Withdrawal Agent Commission system ("DTC TRANSFER"). If the aforementioned conditions to a DTC Transfer are not satisfied, the Company shall deliver as provided herein to the holder physical certificates representing the Warrant Shares so purchased. Further, the holder may instruct the Company to deliver to the holder physical certificates representing the Warrant Shares so purchased in lieu of delivering such shares by way of DTC Transfer. Any certificates so delivered shall be in such denominations as may be reasonably requested by the holder hereof, shall be registered in the name of such holder or such other name as shall be designated by such holder and, following the date on which the Warrant Shares have been registered under the Securities Act or otherwise may be sold by the holder pursuant to Rule 144 promulgated under the Securities Act (or a successor rule), shall not bear any restrictive legend. If this Warrant shall have been exercised only in part, then the Company shall, at its expense, at the time of delivery of such certificates, deliver to the holder a new Warrant representing the number of shares with respect to which this Warrant shall not then have been exercised.

      If, at any time, a holder of this Warrant submits this Warrant, an Exercise Agreement and payment to the Company of the Exercise Price for each of the Warrant Shares specified in the

Exercise Agreement (including pursuant to a Cashless Exercise), and the Company fails for any reason to deliver, on or prior to the fourth business day following the expiration of the Delivery Period for such exercise, the number of shares of Common Stock to which the holder is entitled upon such exercise (an "EXERCISE DEFAULT"), then the Company shall pay to the holder payments ("EXERCISE DEFAULT PAYMENTS") for an Exercise Default in the amount of (a) (N/365), multiplied by (b) the amount by which the Market Price (as defined in Section 4(l) hereof) on the date the Exercise Agreement giving rise to the Exercise Default is transmitted in accordance with this Section 1 (the "EXERCISE DEFAULT DATE") exceeds the Exercise Price in respect of such Warrant Shares, multiplied by (c) the number of shares of Common Stock the Company failed to so deliver in such Exercise Default, multiplied by (d) .24, where N = the number of days from the Exercise Default Date to the date that the Company effects the full exercise of this Warrant which gave rise to the Exercise Default. The accrued Exercise Default Payment for each calendar month shall be paid in cash and shall be made to holder by the fifth day of the month following the month in which it has accrued. Nothing herein shall limit the holder's right to pursue actual damages for the Company's failure to maintain a sufficient number of authorized shares of Common Stock as required pursuant to the terms of Section 3(b) hereof or to otherwise issue shares of Common Stock upon exercise of this Warrant in accordance with the terms hereof, and the holder shall have the right to pursue all remedies available at law or in equity (including a decree of specific performance and/or injunctive relief).

      2. Period of Exercise. This Warrant shall be exercisable at any time or from time to time during the period beginning on the date (the "COMMENCEMENT DATE") six months and one day from the date of initial issuance of this Warrant (the "ISSUE DATE") and ending at 5:00 p.m., New York City time, on the fourth anniversary of the Commencement Date (the "EXERCISE PERIOD"). The Exercise Period shall automatically be extended by one (1) day for each day on which the Company does not have a number of shares of Common Stock reserved for issuance upon exercise hereof at least equal to the number of shares of Common Stock issuable upon exercise hereof.

      3. Certain Agreements of the Company. The Company hereby covenants and agrees as follows:

            (a) Shares to be Fully Paid. All Warrant Shares will, upon issuance in accordance with the terms of this Warrant, be validly issued, fully paid, and nonassessable and free from all taxes, liens, claims and encumbrances.

            (b) Reservation of Shares. During the Exercise Period, the Company shall at all times have authorized, and reserved for the purpose of issuance upon exercise of this Warrant, a sufficient number of shares of Common Stock to provide for the exercise in full of this Warrant (without giving effect to the limitations on exercise set forth in Section 7(g) hereof).

            (c) Listing. The Company shall promptly secure the listing of the shares of Common Stock issuable upon exercise of this Warrant upon each national securities exchange or automated quotation system, if any, upon which shares of Common Stock are then listed or become listed (subject to official notice of issuance upon exercise of this Warrant) and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all shares of Common Stock from time to time issuable upon the exercise of this Warrant; and the Company shall so list on each national securities exchange or automated quotation system, as the case may be, and shall maintain such listing of, any other shares of capital stock of the Company issuable upon the exercise of this Warrant if and so long as any shares of the same class shall be listed on such national securities exchange or automated quotation system.

            (d) Certain Actions Prohibited. The Company will not, by amendment of its charter or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it hereunder, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may reasonably be requested by the holder of this Warrant in order to protect the economic benefit inuring to the holder hereof and the exercise privilege of the holder of this Warrant against dilution or other impairment, consistent with the tenor and purpose of this Warrant. Without limiting the generality of the foregoing, the Company (i) will not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect, and (ii) will take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant.

            (e) Successors and Assigns. This Warrant will be binding upon any entity succeeding to the Company by merger, consolidation, or acquisition of all or substantially all of the Company's assets.

            (f) Blue Sky Laws. The Company shall, on or before the date of issuance of any Warrant Shares, take such actions as the Company shall reasonably determine are necessary to qualify the Warrant Shares for, or obtain exemption for the Warrant Shares for, sale to the holder of this Warrant upon the exercise hereof under applicable securities or "blue sky" laws of the states of the United States, and shall provide evidence of any such action so taken to the holder of this Warrant prior to such date; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (a) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(f), (b) subject itself to general taxation in any such jurisdiction or (c) file a general consent to service of process in any such jurisdiction.

      4. Antidilution Provisions. During the Exercise Period, the Exercise Price and the number of Warrant Shares issuable hereunder shall be subject to adjustment from time to time as provided in this Section 4.

            In the event that any adjustment of the Exercise Price as required herein results in a fraction of a cent, such Exercise Price shall be rounded up or down to the nearest cent.

            (a)   [Intentionally Omitted]

            (b)   [Intentionally Omitted]

            (c) Subdivision or Combination of Common Stock. If the Company, at any time during the Exercise Period, subdivides (by any stock split, stock dividend, recapitalization, reorganization, reclassification or otherwise) its shares of Common Stock into a greater number of shares, then, after the date of record for effecting such subdivision, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced. If the Company, at any time during the Exercise Period, combines (by reverse stock split, recapitalization, reorganization, reclassification or otherwise) its shares of Common Stock into a smaller number of shares, then, after the date of record for effecting such combination, the Exercise Price in effect immediately prior to such combination will be proportionately increased.

            (d) Adjustment in Number of Shares. Upon each adjustment of the Exercise Price pursuant to the provisions of this Section 4, the number of shares of Common Stock issuable upon exercise of this Warrant at each such Exercise Price shall be adjusted by multiplying a number equal to the Exercise Price in effect immediately prior to such adjustment by the number of shares of Common Stock issuable upon exercise of this Warrant at such Exercise Price immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price.

            (e) Consolidation, Merger or Sale. In case of any consolidation of the Company with, or merger of the Company into, any other corporation, or in case of any sale or conveyance of all or substantially all of the assets of the Company other than in connection with a plan of complete liquidation of the Company at any time during the Exercise Period, then as a condition of such consolidation, merger or sale or conveyance, adequate provision will be made whereby the holder hereof will have the right to acquire and receive upon exercise of this Warrant in lieu of the shares of Common Stock immediately theretofore acquirable upon the exercise of this Warrant, such shares of stock, securities, cash or assets as may be issued or payable with respect to or in exchange for the number of shares of Common Stock immediately theretofore acquirable and receivable upon exercise of this Warrant had such consolidation, merger or sale or conveyance not taken place. In any such case, the Company will make appropriate provision to insure that the provisions of this Section 4 hereof will thereafter be applicable as nearly as may be in relation to any shares of stock or securities thereafter deliverable upon the exercise of this Warrant. The Company will not effect any consolidation, merger or sale or conveyance unless prior to the consummation thereof, the successor corporation (if other than the Company) assumes by written instrument the obligations under this Warrant and the obligations to deliver to the holder hereof such shares of stock, securities or assets as, in accordance with the foregoing provisions, the holder may be entitled to acquire. Notwithstanding the foregoing, in the event of any consolidation of the Company with, or merger of the Company into, any other corporation, or the sale or conveyance of all or substantially all of the assets of the Company, at any time during the Exercise Period, the holder hereof shall, at its option, have the right to receive, in connection with such transaction, cash consideration equal to the fair market value of this Warrant as determined in accordance with customary valuation methodology used in the investment banking industry.

            (f) Distribution of Assets. In case the Company shall declare or make any distribution of its assets (or rights to acquire its assets) to holders of Common Stock as a partial liquidating dividend, stock repurchase by way of return of capital or otherwise (including any dividend or distribution to the Company's stockholders of cash or shares (or rights to acquire shares) of capital stock of a subsidiary) (a "Distribution"), at any time during the Exercise Period, then the holder hereof shall be entitled upon exercise of this Warrant for the purchase of any or all of the shares of Common Stock subject hereto, to receive the amount of such assets (or rights) which would have been payable to the holder had such holder been the holder of such shares of Common Stock on the record date for the determination of stockholders entitled to such Distribution. If the Company distributes rights, warrants, options or any other form of convertible securities and the right to exercise or convert such securities would expire in accordance with their terms prior to the expiration of the Exercise Period, then the terms of such securities shall provide that such exercise or convertibility right shall remain in effect until 30 days after the date the holder hereof receives such securities pursuant to the exercise hereof.

            (g) Notice of Adjustment. Upon the occurrence of any event which requires any adjustment of the Exercise Price, then, and in each such case, the Company shall give notice thereof to the holder hereof, which notice shall state the Exercise Price resulting from such adjustment and the increase or decrease in the number of Warrant Shares purchasable at such price upon exercise, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Such calculation shall be certified by the chief financial officer of the Company.

            (h) Minimum Adjustment of Exercise Price. No adjustment of the Exercise Price shall be made in an amount of less than $.01, but any such lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which, together with any adjustments so carried forward, shall amount to not less than $.01.

            (i) No Fractional Shares. No fractional shares of Common Stock are to be issued upon the exercise of this Warrant, but the Company shall pay a cash adjustment in respect of any fractional share which would otherwise be issuable in an amount equal to the same fraction of the Market Price of a share of Common Stock on the date of such exercise.

            (j)   Other Notices. In case at any time:

                  (i) the Company shall declare any dividend upon the Common Stock payable in shares of stock of any class or make any other distribution (other than dividends or distributions payable in cash out of retained earnings consistent with the Company's past practices with respect to declaring dividends and making distributions) to the holders of the Common Stock;

                  (ii) the Company shall offer for subscription pro rata to the holders of the Common Stock any additional shares of stock of any class or other rights;

                  (iii) there shall be any capital reorganization of the Company, or reclassification of the Common Stock, or consolidation or merger of the Company with or into, or sale of all or substantially all of its assets to, another corporation or entity; or

                  (iv) there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then, in each such case, the Company shall give to the holder of this Warrant
(a) notice of the date or estimated date on which the books of the Company shall close or a record shall be taken for determining the holders of Common Stock entitled to receive any such dividend, distribution, or subscription rights or for determining the holders of Common Stock entitled to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up and (b) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, notice of the date (or, if not then known, a reasonable estimate thereof by the Company) when the same shall take place. Such notice shall also specify the date on which the holders of Common Stock shall be entitled to receive such dividend, distribution, or subscription rights or to exchange their Common Stock for stock or other securities or property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, or winding-up, as the case may be. Such notice shall be given at least fifteen (15) days prior to the record date or the date on which the Company's books are closed in respect thereto. Failure to give any such notice or any defect therein shall not affect the validity of the proceedings referred to in clauses (i),
(ii), (iii) and (iv) above. Notwithstanding the foregoing, the Company shall publicly disclose the substance of any notice delivered hereunder prior to delivery of such notice to the holder hereof.

            (k) Certain Events. If, at any time during the Exercise Period, any event occurs of the type contemplated by the adjustment provisions of this
Section 4 but not expressly provided for by such provisions, the Company will give notice of such event as provided in Section 4(g) hereof, and an appropriate adjustment in the Exercise Price and the number of shares of Common Stock acquirable upon exercise of this Warrant at each such Exercise Price shall be made so that the rights of the holder shall be neither enhanced nor diminished by such event.

            (l)   Certain Definitions.

                  (i) "MARKET PRICE," as of any date, (i) means the average of the closing sales prices for the shares of Common Stock on the Nasdaq National Market or other trading market where such security is listed or traded as reported by Bloomberg Financial Markets (or a comparable reporting service of national reputation selected by the Company and reasonably acceptable to the holders if Bloomberg Financial Markets is not then reporting sales prices of such security)(collectively, "BLOOMBERG") for the ten (10) consecutive trading days immediately preceding such date, or (ii) if the Nasdaq National Market is not the principal trading market for the shares of Common Stock, the average of the reported sales prices reported by Bloomberg on the principal trading market for the Common Stock during the same period, or, if there is no sales price for such period, the last sales price reported by Bloomberg for such period, or
(iii) if the foregoing do not apply, the last sales price of such security in the over-the-counter market on the pink sheets or bulletin board for such security as reported by Bloomberg, or if no sales price is so reported for such security, the last bid price of such security as reported by Bloomberg, or (iv) if market value cannot be calculated as of such date on any of the foregoing bases, the Market Price shall be the average fair market value as reasonably determined by an investment banking firm selected by the Company and reasonably acceptable to the holder, with the costs of the appraisal to be borne by the Company. The manner of determining the Market Price of the Common Stock set forth in the foregoing definition shall apply with respect to any other security in respect of which a determination as to market value must be made hereunder.

                  (ii) "COMMON STOCK," for purposes of this Section 4, includes the Common Stock and any additional class of stock of the Company having no preference as to dividends or distributions on liquidation, provided that the shares purchasable pursuant to this Warrant shall include only Common Stock in respect of which this Warrant is exercisable, or shares resulting from any subdivision or combination of such Common Stock, or in the case of any reorganization, reclassification, consolidation, merger, or sale of the character referred to in Section 4(e) hereof, the stock or other securities or property provided for in such Section.

      5. Issue Tax. The issuance of certificates for Warrant Shares upon the exercise of this Warrant shall be made without charge to the holder of this Warrant or such shares for any issuance tax or other costs in respect thereof, provided that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than the holder of this Warrant.

      6. No Rights or Liabilities as a Stockholder. This Warrant shall not entitle the holder hereof to any voting rights or other rights as a stockholder of the Company. No provision of this Warrant, in the absence of affirmative action by the holder hereof to purchase Warrant Shares, and no mere enumeration herein of the rights or privileges of the holder hereof, shall give rise to any liability of such holder for the Exercise Price or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

      7.    Transfer, Exchange and Replacement of Warrant.

            (a) Restriction on Transfer. This Warrant and the rights granted to the holder hereof are transferable, in whole or in part, upon surrender of this Warrant, together with a properly executed assignment in the form attached hereto, at the office or agency of the Company referred to in Section 7(e) below, provided, however, that any transfer or assignment shall be subject to the conditions set forth in Sections 7(f) and (g) hereof and to the provisions of Sections 2(f) and 2(g) of the Securities Purchase Agreement. Until due presentment for registration of transfer on the books of the Company, the Company may treat the registered holder hereof as the owner and holder hereof for all purposes, and the Company shall not be affected by any notice to the contrary. Notwithstanding anything to the contrary contained herein, the registration rights described in Section 8 hereof are assignable only in accordance with the provisions of the First Registration Rights Agreement dated as of June 29, 2001 by and among the Company and the "Initial Investors" listed on the signature pages thereof.

            (b) Warrant Exchangeable for Different Denominations. This Warrant is exchangeable, upon the surrender hereof by the holder hereof at the office or agency of the Company referred to in Section 7(e) below, for new warrants of like tenor of different denominations representing in the aggregate the right to purchase the number of shares of Common Stock which may be purchased hereunder, each of such new warrants to represent the right to purchase such number of shares (at the Exercise Price therefor) as shall be designated by the holder hereof at the time of such surrender, and all of such warrants thereafter constituting the Warrant referenced herein.

            (c) Replacement of Warrant. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of any such loss, theft, or destruction, upon delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company, or, in the case of any such mutilation, upon surrender and cancellation of this Warrant, the Company, at its expense, will execute and deliver, in lieu thereof, a new Warrant of like tenor.

            (d) Cancellation; Payment of Expenses. Upon the surrender of this Warrant in connection with any transfer, exchange, or replacement as provided in this Section 7, this Warrant shall be promptly canceled by the Company. The Company shall pay all taxes (other than securities transfer taxes) and all other expenses (other than legal expenses, if any, incurred by the Holder or transferees) and charges payable in connection with the preparation, execution, and delivery of any Warrant pursuant to this Section 7.

            (e) Warrant Register. The Company shall maintain, at its principal executive offices (or such other office or agency of the Company as it may designate by notice to the holder hereof), a register for this Warrant, in which the Company shall record the name and address of the person in whose name this Warrant has been issued, as well as the name and address of each transferee and each prior owner of this Warrant.

            (f) Exercise or Transfer Without Registration. If, at the time of the surrender of this Warrant in connection with any exercise, transfer, or exchange of this Warrant, this Warrant (or, in the case of any exercise, the Warrant Shares issuable hereunder), shall not be registered under the Securities Act and under applicable state securities or blue sky laws, the Company may require, as a condition of allowing such exercise, transfer, or exchange, (i) that the holder or transferee of this Warrant, as the case may be, furnish to the Company a written opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that such exercise, transfer, or exchange may be made without registration under the Securities Act and under applicable state securities or blue sky laws (the cost of which shall be borne by the Company if the Company's counsel renders such an opinion and up to $500 of such cost shall be borne by the Company if the holder's counsel is requested to render such opinion), (ii) that the holder or transferee execute and deliver to the Company an investment letter in form and substance acceptable to the Company and (iii) that the transferee be an "ACCREDITED INVESTOR" as defined in Rule 501(a) promulgated under the Securities Act; provided that no such opinion, letter, or status as an "accredited investor" shall be required in connection with a transfer pursuant to Rule 144 under the Securities Act.

            (g) Additional Restrictions on Exercise or Transfer. In no event shall the holder hereof have the right to exercise any portion of this Warrant for shares of Common Stock or to dispose of any portion of this Warrant to the extent that such right to effect such exercise or disposition would result in the holder or any of its affiliates beneficially owning more than 4.99% of the outstanding shares of Common Stock. For purposes of this Section 7(g), beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13D-G thereunder. The restriction contained in this Section 7(g) may not be altered, amended, deleted or changed in any manner whatsoever unless the holders of a majority of the outstanding shares of Common Stock and the holder hereof shall approve, in writing, such alteration, amendment, deletion or change.

      8. Registration Rights. The initial holder of this Warrant (and certain assignees thereof) is entitled to the benefit of such registration rights in respect of the Warrant Shares as are set forth in the Registration Rights Agreement of even date herewith among the Company and purchasers of the Company's Series B Convertible Preferred Stock.

      9. Notices. Any notices required or permitted to be given under the terms of this Warrant shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier or by confirmed telecopy, and shall be effective five days after being placed in the mail, if mailed, or upon receipt or refusal of receipt, if delivered personally or by courier, or by confirmed telecopy, in each case addressed to a party. The addresses for such communications shall be:

                  If to the Company:

                  ViroLogic, Inc.
                  270 East Grand Avenue
                  South San Francisco, California 94080
                  Telephone:  (650) 635-1100
                  Attn:  Chief Executive Officer

                  with a copy simultaneously transmitted by like means to:

                  Cooley Godward LLP
                  4401 Eastgate Mall
                  San Diego, California 92121
                  Telephone:  (858) 550-6000
                  Attn:  Christopher J. Kearns, Esq.

If to the holder, at such address as such holder shall have provided in writing to the Company, or at such other address as such holder furnishes by notice given in accordance with this Section 9.

      10. Governing Law; Jurisdiction. This Warrant shall be governed by and construed in accordance with the laws of the State of Delaware. The Company irrevocably consents to the jurisdiction of the United States federal courts and state courts located in the State of Delaware in any suit or proceeding based on or arising under this Warrant and irrevocably agrees that all claims in respect of such suit or proceeding may be determined in such courts. The Company irrevocably waives any objection to the laying of venue and the defense of an inconvenient forum to the maintenance of such suit or proceeding. The Company further agrees that service of process upon the Company mailed by certified or registered mail shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. Nothing herein shall affect the holder's right to serve process in any other manner permitted by law. The Company agrees that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

      11.   Miscellaneous.

            (a) Amendments. Except as provided in Section 7(g) hereof, this Warrant and any provision hereof may only be amended by an instrument in writing signed by the Company and the holder hereof.

            (b) Descriptive Headings. The descriptive headings of the several Sections of this Warrant are inserted for purposes of reference only, and shall not affect the meaning or construction of any of the provisions hereof.

            (c) Cashless Exercise. This Warrant may be exercised at any time after the first anniversary of the Issue Date and before the expiration of the Exercise Period by presentation and surrender of this Warrant to the Company at its principal executive offices with a written notice of the holder's intention to effect a cashless exercise, including a calculation of the number of shares of Common Stock to be issued upon such exercise in accordance with the terms hereof (a "CASHLESS EXERCISE"). In the event of a Cashless Exercise, in lieu of paying the Exercise Price in cash, the holder shall surrender this Warrant for that number of shares of Common Stock determined by multiplying the number of Warrant Shares to which it would otherwise be entitled by a fraction, the numerator of which shall be the difference between the then current Market Price of a share of the Common Stock on the date of exercise and the Exercise Price, and the denominator of which shall be the then current Market Price per share of Common Stock.

            (d) Trading Day. For purposes of this Warrant, the term "trading day" means any day on which the principal United States securities exchange or trading market where the Common Stock is then listed is open for trading.

            (e)   Redemption of Warrant by Company.

                  (i) Provided that (x) all shares of Common Stock issuable upon exercise of the Warrants are then (A) authorized and reserved for issuance,
(B) registered under the Securities Act of 1933, as amended, for resale by the holders of the Warrants, and (C) eligible to be traded on the Nasdaq National Market or its successor, (y) all of the Required Conditions (as defined in the Certificate of Designations, Preferences and Rights of the Series A Convertible Preferred Stock of the Company (the "CERTIFICATE OF DESIGNATIONS")) are satisfied, and (z) the Closing Bid Price (as defined in the Certificate of Designations) of the Common Stock is greater than 200% of the Exercise Price as in effect on the Issue Date for twenty (20) or more consecutive trading days immediately prior to the delivery by the Company of a Redemption Notice (as defined below), the Company may elect, upon delivery of at least twenty (20) days' prior written notice (the "REDEMPTION NOTICE") to the holder hereof, to redeem all or a portion of the Warrant for a redemption amount equal to the number of Warrant Shares issuable upon the exercise of all or a portion of this Warrant that is being redeemed multiplied by $.10 (the "REDEMPTION AMOUNT"). For example, if the Company elects to redeem Warrant to the extent exercisable for 10,000 shares of Common Stock, the Company will pay the holder a Redemption Amount equal to $1,000. In the event the Company elects to redeem only some of the outstanding Warrants pursuant to this Section 11(e), such Warrants shall be redeemed pro rata among all the holders of the Warrants based upon the percentage of Warrants held by such holders against the total outstanding Warrants. Notwithstanding the foregoing, the Company may only redeem Warrants exercisable for no more than 400,000 shares of Common Stock in any 30 day period.

                  (ii) The Company may not deliver a Notice of Redemption unless on or prior to the date of delivery of a Notice of Redemption, the Company shall have segregated on the books and records of the Company an amount of cash sufficient to pay all amounts to which holders of the Warrants that are being redeemed are entitled pursuant to Section 11(e)(i). Any Notice of Redemption delivered shall be irrevocable and shall be accompanied by a statement executed by a duly authorized officer of the Company.

                  (iii) The Redemption Amount shall be paid to the holder within three (3) business days of the date of redemption set forth in the Notice of Redemption; provided, however, that the Company shall not be obligated to deliver any portion of the Redemption Amount until either this Warrant is delivered to the Company or the holder notifies the Company that the Warrant has been lost, stolen or destroyed and delivers the documentation in accordance with
Section 7(c) hereof. In the event only a portion of this Warrant is being redeemed, the Company shall issue , at its expense, a new Warrant representing the number of shares with respect to which this Warrant shall not then have been redeemed or exercised.

                  (iv) Notwithstanding the delivery of a Redemption Notice, the holder may exercise all or a portion of this Warrant subject to such Redemption Notice by the delivery prior to the date of redemption set forth in such notice of an Exercise Agreement pursuant to the procedures set forth in Section 1.

                  (f)   Indemnification by Company.

                        (i) The Company shall hold harmless and indemnify the holder of this Warrant from and against, and shall compensate and reimburse such holder for, any damages which are directly or indirectly suffered or incurred by such holder or to which such holder may otherwise become subject (regardless of whether or not such damages relate to any third-party claim) and which arise from or as a result of, or are directly or indirectly connected with any breach of any of the Company's covenants set forth herein.

                        (ii) In the event of the assertion or commencement by any person of any claim or legal proceeding with respect to which the holder may have indemnification rights pursuant to this Section 11(f)(i), the holder shall promptly notify the Company thereof in writing, but the failure to so notify the Company will not limit the holder's rights to indemnification hereunder, except to the extent the Company demonstrates that the defense of such action is prejudiced by the failure to so give such notice.

      IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer.

                                          VIROLOGIC, INC.


                                          By:___________________________________
                                             Name:______________________________
                                             Title:_____________________________

                           FORM OF EXERCISE AGREEMENT

         (TO BE EXECUTED BY THE HOLDER IN ORDER TO EXERCISE THE WARRANT)

To:   ViroLogic,Inc.
      270 East Grand Avenue
      South San Francisco, California 94080
      Telephone:  (650) 635-1100
      Attn:  Chief Executive Officer

      The undersigned hereby irrevocably exercises the right to purchase _____________ shares of the Common Stock of ViroLogic, Inc., a corporation organized under the laws of the State of Delaware (the "COMPANY"), evidenced by the attached Warrant, and herewith [makes payment of the Exercise Price with respect to such shares in full][elects to effect a Cashless Exercise (as defined in Section 11(c) of such Warrant], all in accordance with the conditions and provisions of said Warrant.

      The undersigned agrees not to offer, sell, transfer or otherwise dispose of any Common Stock obtained on exercise of the Warrant, except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any state securities laws. The undersigned represents that it is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended.

[ ] The undersigned requests that the Company cause its transfer agent to electronically transmit the Common Stock issuable pursuant to this Exercise Agreement to the account of the undersigned or its nominee (which is _________________) with DTC through its Deposit Withdrawal Agent Commission System ("DTC TRANSFER"), provided that such transfer agent participates in the DTC Fast Automated Securities Transfer program.

[ ] In lieu of receiving the shares of Common Stock issuable pursuant to this Exercise Agreement by way of DTC Transfer, the undersigned hereby requests that the Company cause its transfer agent to issue and deliver to the undersigned physical certificates representing such shares of Common Stock.

      The undersigned requests that a Warrant representing any unexercised portion hereof be issued, pursuant to the Warrant, in the name of the Holder and delivered to the undersigned at the address set forth below:

Dated:________________________________    ______________________________________
                                                 Signature of Holder

                                          ______________________________________
                                                 Name of Holder (Print)

                                                 Address:
                                          ______________________________________
                                          ______________________________________
                                          ______________________________________

                               FORM OF ASSIGNMENT

      FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers all the rights of the undersigned under the within Warrant, with respect to the number of shares of Common Stock covered thereby set forth hereinbelow, to:

Name of Assignee                    Address                       No. of Shares
----------------                    -------                       -------------





, and hereby irrevocably constitutes and appoints ______________________________ as agent and attorney-in-fact to transfer said Warrant on the books of the within-named corporation, with full power of substitution in the premises.

Dated: _________________________, ____

In the presence of

______________________________________

                                          Name:_________________________________


                                               Signature:_______________________
                                               Title of Signing Officer or Agent
                                               (if any):
                                                       _________________________
                                               Address:_________________________
                                                       _________________________


                                               Note: The above signature should
                                                     correspond exactly with the
                                                     name on the face of the
                                                     within Warrant.